Exhibit 2.25

FIRST AMENDMENT TO ASSET PURCHASE AGREEEMENT

This First Amendment to the Asset Purchase Agreement (this “Amendment”) is entered into this 28th day of December, 2012,  by and among Adcare Health Systems,  Inc., an Ohio Corporation and its subsidiaries identified on the signature page hereto (hereinafter collectively referred to as “Seller”) and CHP Acquisition Company LLC, an Ohio limited liability company (hereinafter “Buyer’’).  Any of the capitalized terms otherwise not defined herein shall have the meaning ascribed to them Asset Purchase Agreement between Seller and Buyer dated October 11, 2012 (the “Purchase Agreement”).

Recitals

WHEREAS, Seller and Buyer wish to amend the Purchase Agreement so as to correctly reflect their understanding thereof.

NOW, THEREFORE, for and in consideration of the terms and conditions hereof, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer amend the Purchase Agreement as follows:

1.                                                     Hearth and Home of Vandalia

(a)                                                Delayed Closing.  Buyer and Seller agree that the Closing (the “Vandalia Closing”) for the purchase of the Assets related to the Facility commonly known as Hearth and Home of Vandalia (the “Vandalia Facility”) shall be delayed until the sooner of (i) September 1, 2014, (ii) such time that the Secretary of the United States Department of Housing and Urban Development (the “Secretary”) approves the assignment of the Vandalia HUD Loan to Buyer or (iii) such time as the Secretary provides notice to Seller of its desire to cause the parties to terminate the Management Agreement, attached hereto as Exhibit A (the “Management Agreement”);  provided that the Vandalia Closing shall not occur until such time that the (i) Lincoln Closing (as defined below) has occurred (or simultaneous therewith) or (ii) Buyer has received written notice from Seller that Seller has elected to forego remediation of Lincoln and terminate the Purchase Agreement with respect thereto.

(b)                                                HUD TPA Application.  The purchase price due at the Vandalia Closing shall be the assumption of the HUD Vandalia Loan and subject to adjustment as provided for in the Purchase Agreement.  Buyer acknowledges and agrees that within 30 days of the date hereof, Buyer shall submit a third party transfer application to the Secretary requesting that Buyer be permitted to assume the HUD Vandalia Loan (the “TPA”).  Buyer further acknowledges that Buyer shall diligently and in good faith pursue the TPA.

(c)                                                 Representations and Warranties/Conditions Precedent/Closing Deliveries.  Buyer and Seller acknowledge and agree that all of the representation and warranties, covenants, closing conditions and closing deliveries shall continue to apply and shall be true, correct and completed as of the date of the Vandalia Closing; provided that any such representation and warranties or covenants with respect to the management and condition of the Assets of the Vandalia Facility shall be true as of the date of this Agreement.

(d)                                                Vandalia Closing Deliverables.  Concurrent with the execution of this Agreement, Buyer and Seller shall execute and deliver the Management Agreement and the At-Risk-Agreement attached hereto as Exhibit B.

(e)                                                 Resident Trust Funds/Employees/Accounts Receivable.  Buyer and Seller agree that Articles X, XI and XII shall be treated as if the Vandalia Closing occurred as of the date of this Agreement.

(f)                                                  HUD Manager Approval.  Notwithstanding the foregoing, until such time that the Secretary has approved the change in manager, no management fees shall be paid under the Management Agreement and Seller shall remain responsible for the operations of Vandalia..

2.                                                     Lincoln Lodge Retirement Residence

(a)                                                Delayed Closing.  Buyer and Seller agree that the Closing (the “Lincoln Closing”) for the purchase of the Assets for the Facility commonly known as Lincoln Lodge Retirement Residence, located in Columbus, Ohio (“Lincoln”)  shall be delayed until the completion and outcome of the Asbestos Study (as outlined below).  The purchase price due from Buyer to Seller at the Lincoln Closing shall be $2,400,000 and shall be subject to adjustment as provided for in the Purchase Agreement.

(b)                                                Asbestos Study.  As of the date hereof Buyer has engaged Chryatech, Inc. to conduct as asbestos study at Lincoln (the “Asbestos Study”).  If the remediation costs provided for in the Asbestos Study are equal to or less than $100,000, Buyer and Seller shall proceed with the Lincoln Closing within 30 days thereof and Buyer shall receive credit at the Closing for the costs of remediation (not to exceed $100,000).  If the remediation costs provided therein exceed $100,000, Seller shall, within 15 days of the receipt of the Asbestos Study, notify Buyer of (i) its intent to pay for such remediation costs and proceed to closing within 30 days thereof or (ii) its intent to terminate the Purchase Agreement with respect to Lincoln.

(c)                                                 Representations and Warranties/Conditions Precedent/Closing Deliveries.  Buyer and Seller acknowledge and agree that all of the representation and warranties, covenants, closing conditions and closing deliveries shall continue to apply and shall be true, correct and completed as of the date of the Lincoln Closing; provided that any such representation and warranties or covenants with respect to the management and condition of the Assets of Lincoln shall be true as of the date of this Agreement.

(d)                                                Management Agreement.  Simultaneous with the execution of this Agreement, Buyer and Seller shall execute and deliver the Management Agreement attached hereto as Exhibit C.

3.                                                     Section 6.1 of the purchase price is hereby amended by replacing $22,307,409.00 with $16,097,652.80.

4.                                                     Within 10 days of the date of the Closing, Buyer and Seller shall reconcile the proration for Residency Occupancy Fees as provided for in Section 6.3(e) and Seller shall pay to Buyer such amount, if any, owed to Buyer in cash or other immediately available funds.

5.                                                     The parties agree to execute such other documents as may be reasonable necessary to carry out the intent of the parties as outlined herein.

6.                                                     In all other respects the Purchase Agreement shall remain unchanged and as written and is hereby ratified and confirmed.

7.                                                     This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be affixed hereto, all as of the day and year first above written.

[Signature Page on Following Page]

IN WITNESS WHEREOF, each party has executed this Agreement by its duly authorized representatives, the day and year first above written.

BUYER:		SELLER:

CHP ACQUISITION COMPANY LLC, an Ohio limited liability Company		ADCARE HEALTH SYSTEMS, INC., an Ohio Corporation

By:	/s/ Roger C. Vincent	By:	/s/ Boyd P. Gentry
Name:	Roger C. Vincent,	Name:	Boyd P. Gentry
Title:	Manager	Title:	Chief Executive Officer

HEARTH & HOME OF VANDALIA, INC., an Ohio corporation

		By:	/s/ Boyd P. Gentry
		Name:	Boyd P. Gentry
		Title:	Authorized Representative

NEW LINCOLN LTD.,
an Ohio limited partnership

		By:	/s/ Boyd P. Gentry
Its General Partner

By:
			Name:	Boyd P. Gentry
			Title:	Authorized Representative

COMMUNITY’S HEARTH & HOME, LTD.,
an Ohio limited liability company

		By:	/s/ Boyd P. Gentry
		Name:	Boyd P. Gentry
		Title:	Authorized Representative

HEARTH & HOME OF VAN WERT, LLC,
an Ohio limited liability company

		By:	/s/ Boyd P. Gentry
		Name:	Boyd P. Gentry
		Title:	Authorized Representative

SIGNATURE PAGE

First Amendment to APA